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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                     November 13, 1996 (November 8, 1996)

                         Commission file number 1-9443
                                                ------

                       Red Lion Inns Limited Partnership
                       ---------------------------------
            (Exact name of registrant as specified in its charter)

                Delaware                              94-3029959
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     (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)              Identification No.)

 4001 Main Street, Vancouver, Washington                98663
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 (Address of principal executive offices)             (Zip Code)

                                (360) 696-0001
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             (Registrant's telephone number, including area code)


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         (Former name or former address, if changed since last report)
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Item 5. Other Events
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Effective November 8, 1996, Red Lion Hotels, Inc. ("Red Lion") became a wholly owned subsidiary of Doubletree Corporation ("Doubletree") pursuant to a merger transaction in which a wholly owned subsidiary of Doubletree was merged with and into Red Lion. Red Lion is the manager of the ten hotels owned by Red Lion Inns Limited Partnership (the "Partnership") through its subsidiary limited partnership, Red Lion Inns Operating L.P. Red Lion is also the parent corporation of Red Lion Properties, Inc., the general partner of the Partnership.

Also effective November 8, 1996, the composition of the Board of Directors of Red Lion Properties, Inc. was changed. Directors David J. Johnson and Roger S. Meier resigned from the Board, with Richard M. Kelleher and William L. Perocchi being elected in their place. Mr. Kelleher is president and chief executive officer of Doubletree Hotels Corporation ("DHC") and a director of Doubletree. Mr. Perocchi is executive vice president, chief financial officer and treasurer of Doubletree and DHC. Following the changes discussed above, the Board of Directors of Red Lion Properties, Inc. is comprised of Michael W. Michelson, Edward A. Gilhuly, Richard M. Kelleher and William L. Perocchi.
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 1996

RED LION INNS LIMITED PARTNERSHIP

BY: /s/ Beth Ugoretz
    -----------------------------
    Name:  Beth Ugoretz
    Title: Senior Vice President,
           General Counsel